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                                                                    EXHIBIT 99.1

INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501

[INTERMET LOGO]



                                               NEWS RELEASE

                                               For IMMEDIATE Release
                                               Investor Inquiries: Bytha Mills
                                               Media Inquiries: Mike Kelly
                                               INTERMET Corporation
                                               248-952-2500


INTERMET ANNOUNCES PLANS TO CLOSE MACHINING PLANT

CAPACITY RATIONALIZATION AND COST REDUCTION IDENTIFIED AS FACTORS

TROY, Mich., October 14, 2004 -- INTERMET Corporation (Pink Sheets: INMTQ) announced today that it intends to close its Columbus Machining Plant in Midland, Georgia, during the first quarter of 2005. The company said the closure is necessary to rationalize excess production capacity and reduce costs.

The facility currently employs 86 people, including hourly and salaried staff, and machines ductile-iron and light-metal castings for the automotive industry. INTERMET expects total sales of about $12.0 million from the Columbus Machining Plant in 2004.

"This is a necessary decision for the company to make at this time," said Chairman and CEO Gary F. Ruff. "The plant has been operating at a much-reduced capacity with very high overhead costs."

Ruff said that INTERMET's objective for the future is to consolidate machining and assembly operations into dedicated areas in its casting facilities, as is presently the case with the company's Light Metal Group. "This allows for better utilization of lean manufacturing and one-piece flow concepts. As such, it is our intention to move certain strategic Columbus Machining programs into other INTERMET facilities, such as the Columbus Foundry. However, some work will be outsourced. In either case, INTERMET will retain its Tier-1 position."

The closure of the Columbus Machining Plant is part of the restructuring plan being developed by INTERMET and its financial advisor Conway MacKenzie & Dunleavy in connection with the company's Chapter 11 reorganization.

                                     (more)

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INTERMET Corporation
October 14, 2004
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About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 6,000 employees worldwide. More information is available on the Internet at www.intermet.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "intends," "expects," and similar words and expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.

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